UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
March 18, 2018

On Deck Capital, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36779	42-1709682
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)
1400 Broadway, 25th Floor
New York, New York 10018
(Address of principal executive offices, including ZIP code)
(888) 269-4246
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b– 2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Adoption of Compensatory Plan, Contract or Arrangement

On March 18, 2018, the Compensation Committee of the Board of Directors (the “Committee”) of On Deck Capital, Inc. (the “Company”) approved new executive compensation arrangements for Noah Breslow, the Company's Chief Executive Officer (the “Executive”).

Base Salary and Incentive Compensation Target

The table below sets forth the Executive's new annual base salary and annual incentive compensation targets. The annual base salary is effective as of March 1, 2018, and the annual incentive compensation targets are in effect on a prorated basis for the six-month period from January 1, 2018 through June 30, 2018. These annual incentive compensation targets will automatically continue for the six-month period from July 1, 2018 through December 31, 2018, unless the Committee determines otherwise.

Granting of Stock Options, Performance-Based Restricted Stock Units and Performance Units

The table below also sets forth grants to the Executive of stock options (the “Options”), performance-based restricted stock units to be settled solely in shares of the Company’s common stock (the “Performance RSUs”) and performance units to be settled solely in cash (the “Performance Units”), and their related vesting schedules. All of these grants were made under and are subject to the terms of the Company’s 2014 Equity Incentive Plan (the "2014 Equity Incentive Plan"). The 2014 Equity Incentive Plan and the forms of Stock Option Agreement and Restricted Stock Unit Agreement were filed with the Securities and Exchange Commission as Exhibit 10.3 to Amendment No. 2 to the Company’s Registration Statement on Form S-1/A on December 4, 2014. The form of Performance Unit Agreement was filed with the Securities and Exchange Commission as Exhibit 10.1 to the Company’s Current Report on Form 8-K on September 21, 2016.

				Equity Awards
Named Executive Officer	Title	Annual Base Salary	Incentive Compensation Target	Options(1)	PerformanceRSUs(2)	Performance Units(3)
Noah Breslow	Chief Executive Officer	$500,000	$500,000	181,348	138,953	$350,000
_____________________________
(1)Twenty-five percent of the shares subject to the Options vest on the first anniversary of the applicable vesting commencement date, and one forty-eighth of the shares subject to the Options vest each month thereafter on the same day of the month as the vesting commencement date (and if there is no corresponding day, on the last day of the month), subject to participant continuing to be a Service Provider (as defined in the 2014 Equity Incentive Plan) through each such date.

(2)Performance RSUs will vest for a performance period as described below only if the Company achieves certain financial performance metrics for the applicable performance period. There are three performance periods for the Performance RSUs: January 1, 2018 to December 31, 2018, January 1, 2019 to December 31, 2019 and January 1, 2020 to December 31, 2020, in each case, subject to the participant continuing to be a Service Provider through the applicable vesting date. For each performance period, one-third of the total Performance RSUs awarded to a participant are eligible for possible vesting. The awards that become eligible to vest during the performance period ending December 31, 2018 will be based on a comparison of the Company’s achievement of certain financial performance metrics to the target performance level pre-established by the Committee, as plan administrator for the 2014 Equity Incentive Plan, for such performance period. For the performance periods ending December 31, 2019 and December 30, 2020, the plan administrator will determine the target performance levels for such periods. The Executive has the ability to earn up to 150% of the baseline award based on certain levels of achievement in excess of the relevant target performance level or could earn less than the baseline award, or nothing at all, based on certain levels of achievement below the relevant target performance level.

(3)Performance Units are performance-based awards that will vest for a performance period as described below only if the Company achieves certain financial performance metrics for the applicable performance period. There are three performance periods for the Performance Units: January 1, 2018 to December 31, 2018, January 1, 2019 to December 31, 2019 and January 1, 2020 to December 31, 2020, in each case, subject to the participant continuing to be a Service Provider through the applicable vesting date. For each performance period, one-third of the total Performance Units awarded to a participant are eligible for possible vesting. The awards that become eligible to vest during the performance period ending December 31, 2018 will be based on a comparison of the Company’s achievement of certain financial performance metrics to the target performance level pre-established by the Committee, as plan administrator for the 2014 Equity Incentive Plan, for such performance period. For the performance periods ending December 31, 2019 and December 31, 2020, the plan administrator will determine the target performance levels for such periods. The Executive has the ability to earn up to 150% of the baseline award based on certain levels of achievement in excess of the relevant target performance level or could earn less than the baseline award, or nothing at all, based on certain levels of achievement below the relevant target performance level.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2018	On Deck Capital, Inc.

/s/ Cory R. Kampfer
Cory R. Kampfer Chief Legal Officer